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                                                                     EXHIBIT 5.1


                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764

                           ---------------------------

                                                             MAILING ADDRESS:
                            TELECOPIER (713) 228-1331          P.O. BOX 4744
                            TELEPHONE (713) 226-0600      HOUSTON, TX 77210-4744




                                 March 12, 2004



I-Sector Corporation
6401 Southwest Freeway
Houston, Texas 77074

Ladies and Gentlemen:

         We have acted as counsel for I-Sector Corporation, a Delaware corporation (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale by the Company of up to 750,000 Units (the "Units"), each Unit consisting of two shares of the Company's common stock, par value $0.01 per share ("Common Stock"), and one warrant (each , a "Warrant") to purchase one share of Common Stock, including 112,500 Units which the underwriters have the option to purchase from the Company to cover overallotments, if any.

         We have examined (i) the Certificate of Incorporation and Bylaws of the Company, and (ii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. No opinion is expressed herein as to any matter governed by any law other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, each as in effect on the date hereof.

         Based upon our examination as aforesaid and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Units, the Common Stock, the Warrants and the Common Stock underlying the Warrants (the "Underlying Common Stock"), have been duly authorized. If, as and when the Units, the Common Stock and the Warrants have been issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) the Units, the Common Stock and the Warrants will be validly issued, fully paid and nonassessable. If, as and when the Warrants are duly exercised and payment for the Underlying Common Stock shall have been received by the Company, the Underlying Common Stock issued upon exercise of the Warrants will be validly issued, fully paid and nonassessable.

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I-Sector Corporation
March 11, 2004
Page 2


         2. The Warrants to be issued to the representative of the underwriters (the "Underwriter's Warrant), the Common Stock and the Warrants underlying the Underwriter's Warrant, and the Common Stock underlying the Warrants underlying the Underwriter's Warrant (the "Underwriter's Underlying Common Stock"), have been duly authorized. If, as and when the Underwriter's Warrant has been issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) the Underwriter's Warrant will be legally issued, fully paid and nonassessable. If, as and when the Underwriter's Warrant is duly exercised and payment for the Common Stock and the Warrants underlying the Underwriter's Warrant shall have been received by the Company, the Common Stock and the Warrants underlying the Underwriter's Warrant will be validly issued, fully paid and nonassessable. If, as and when payment for the Underwriter's Underlying Common Stock shall have been received by the Company, the Underwriter's Underlying Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ Porter & Hedges, L.L.P.

                                                PORTER & HEDGES, L.L.P.